UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2014

TOROTEL, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-8125	44-0610086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS 66062
(Address of principal executive office)(Zip Code)

(913) 747-6111
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2014, Torotel, Inc. (the “Company”) entered into a new 36 month real estate lease agreement (the “agreement”) with Bergey Road Industrial Associates to lease approximately 5,000 square feet for manufacturing electromechanical assemblies and other transformers.  This agreement commences on August 1, 2014 and continues through July 31, 2017.  The monthly base rent will be $2,907.92.  The cumulative base rent payment will be approximately $104,685.12.  A copy of the agreement has been filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

10.1     Lease agreement dated July 10, 2014 by and between Bergey Road Industrial Associates, and Torotel, Inc., a Missouri corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: July 14, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Lease agreement dated July 10, 2014 by and between Bergey Road Industrial Associates, and Torotel, Inc., a Missouri corporation

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